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                                                                   Exhibit 10.14

                                  BRANDON ROSS
                           2000 Broadway - Apt. 1205
                            San Francisco, CA 94115
                                  415-441-9954
                              917-597-9110 (Cell)



                                                     September 5, 2003



Mr. Barry Mindes
Chairman and Chief Executive Officer
Interactive Systems Worldwide Inc.
2 Andrews Drive, 2nd Floor
West Paterson, New Jersey 07424

Dear Mr. Mindes:

This letter will confirm my understanding concerning providing assistance to Interactive Systems Worldwide Inc. ("ISWI"), a Delaware corporation in attempting to obtain private equity financing for ISWI and/or any of its subsidiaries or affiliates (collectively the "Company"). We have agreed as follows:

1. The Company hereby retains Brandon Ross ("Finder") on a non-exclusive basis to introduce the Company to sources which might provide private equity financing for the Company as herein described.

2. The Finder agrees to use his best efforts to introduce the Company to possible sources of private equity financing for the Company.

3. A source of financing shall be deemed a party introduced by the Finder hereunder upon written disclosure of the identity of such prospective source having been provided by the Finder and received by the Company during the Term of this Agreement and prior



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to the Company having learned of the identity of such prospective source from any other source and having had discussions with such potential source; provided, however, that if the Company knew of a prospective source prior to disclosure by the Finder but the Company had not had any discussions with such source relating to a Transaction (as defined in Section 4) and provided that the Company is not obligated to pay a finder's or similar fee to any other person with respect to a potential Transaction with such source, the Finder shall nonetheless be entitled to a Fee, subject to the terms herein provided.

4. In the event that the Company consummates a transaction by which the Company obtains private equity financing through the sale of any of its capital stock, warrants, or options to acquire its capital stock, or the sale of any other security by the Company convertible into its common stock, or notes, (collectively, the "Transaction"), with a person, firm, or entity or an affiliate thereof, introduced to the Company by the Finder as provided in
Section 3 during the Term , then the Company shall pay to the Finder the "Fee" (as hereinafter defined). The Company retains the right to determine all of the terms and conditions of any Transaction and to accept or reject any proposals submitted to it in its sole and absolute discretion.

5. The term of the Agreement ("Term") shall commence on the date hereof and continue until January 31, 2004, unless extended by mutual agreement of the parties.

6. (a) In the event that any source of financing introduced to the Company (as provided in Section 3) by the Finder enters into a Transaction with the Company which Transaction closes during the Term, the Fee to which the Finder shall be entitled shall be calculated as follows:

(i) Six percent (6%), payable to the Finder in cash, of the Gross Proceeds ("Gross Proceeds") invested in the Company in the Transaction (by such sources introduced by the Finder) ;

(ii) Warrants to purchase Common Stock of the Company ("Common Stock") equal to ten percent (10%) of the number of shares of Common Stock (or the number of shares of Common Stock initially issuable upon the conversion of Preferred Stock of the Company) sold by the Company to the sources of financing introduced Finder in the Transaction;

(iii) If within one year of the date of the Closing of the Transaction, if any, the Company closes any additional private equity financing of its debt or equity securities with any investors who participated in the Transaction and who were introduced by the Finder, the Company shall pay to the Finder upon the closing of such subsequent Transaction an additional fee in cash and Warrants calculated in the same manner as set forth in (i) and (ii) above with respect, however, only to the additional financing from investors introduced by the Finder; and

(iv) If within one year of the date of the Closing of the initial Transaction, Warrants, if any, issued to investors introduced by the Finder in the initial Transaction are exercised for cash, in a transaction that generates cash proceeds for the Company (and not if such Warrants are exercised on a cashless basis or in a transaction in which such Warrants are exercised or converted into securities), the Finder shall be paid a fee in cash equal to 5%



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of the amount of cash received by the Company in connection with the exercise of such Warrants.

In any instance where any cash or securities are required to be returned to the source of the financing introduced by the Finder within 90 days of the closing of the Transaction, the Finder shall promptly return to the Company, a proportionate amount of the Fee paid to him attributable to the portion of the financing which is in effect reduced by reason of such subsequent return of cash or securities.

(b) Any Fee due to the Finder shall be payable to the Finder if, and only if, the Transaction closes. "Gross Proceeds" shall mean the cash consideration paid or provided to the Company. If the Gross Proceeds are provided to the Company over time, the Fee shall be paid to the Finder over time and shall be paid to the Finder as the consideration is paid to the Company, in proportion to the Gross Proceeds paid to the Company. Except as provided in Section 6(d), the Company shall not be obligated to pay any expenses of the Finder for such things as travel, express mail, long distance phone calls and similar expenses.

(c) The Warrants to be issued to the Finder as provided in Section 6 (a) (ii) and (iv) shall be exercisable at a price equal to 120% of the "Market Price" (as herein defined). Market Price shall mean the five day volume weighted average ("VWAP") prior to the closing of the initial Transaction or subsequent Transaction, as applicable. The Warrants shall have a term of five years from issuance at the Closing, be exercisable on a cashless basis, and have registration and anti-dilution rights similar to those included in warrants issued to investors providing the private equity financing in the Transaction, all as set forth in a Warrant Agreement to be delivered to the Finder at the closing of the Transaction.

(d) In addition to the fee payable to the Finder, the Company shall reimburse Finder for any travel and entertainment, out-of-pocket expenses paid by the Finder in connection with performing the services provided for in this Agreement provided that the Company approves such expenses prior to them being incurred by the Finder.

7. Subject to the terms of Sections 4, 5 and 6, the Fee shall be paid to the Finder within 5 business days after the closing of the Transaction. Within ten
(10) days after the end of the Term, the Finder shall provide the Company with a list of the names of the persons, firms and entities to whom the Finder has introduced the Company during the Term.

8. It is expressly understood and acknowledged that Finder's relationship with the Company does not constitute any commitment, expressed or implied, on the part of Finder or any of its affiliates to purchase or place the Company's securities or to provide any type of financing an that this engagement will be conducted by Finder on a "best efforts" basis. Furthermore, it is also expressly understood and acknowledged that the Finder will only introduce the Company to Investors and that the Finder will not structure, negotiate or sell securities to the Investors.

9. The parties hereto hereby agree to execute any and all such further documents or instruments reasonably required by either party to carry out and effectuate the terms and conditions of this Agreement. This Agreement shall be binding upon and shall inure to



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the benefit of the parties hereto and their respective successors, assigns and legal representatives.

10. The Company agrees to indemnify Finder ("Indemnified Party") against any liability, claim or damage, asserted by third parties arising out of or in connection with acts, errors, or omissions of the Company under this Agreement and for Finder's performance of its duties under this engagement except those arising from Finder's willful misconduct or gross negligence. The Company agrees to pay or reimburse Indemnified Party for all reasonable, documented expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the defense of any pending or threatened claim or any action or proceeding arising therefrom in which such Indemnified Party is or is threatened to be made a party. To the extent this indemnity is unenforceable or unavailable for any reason, the Company and Finder will contribute to any liability, claims or damage asserted by third parties and related expenses, described above in this paragraph, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and its shareholders, on the one hand, and Finder, on the other, or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not just those relative benefits, but also the relative fault of the Company and Finder (giving due regard to, among other things, the information supplied by each and their relative intent, knowledge, access to information and opportunity to correct or prevent misstatements or omissions). In any event, to the extent permitted by law, the Indemnified Parties' share of any losses or damages shall not exceed the amount of the cash fee actually paid to Finder by the Company. The Finder shall provide prompt written notice of the receipt of any claim to the Company, permits the Company to defend such claim with counsel of its choice and the Finder shall not settle any claim for which it seeks indemnity from the Company without the prior written consent of the Company.

11. No amendments, modifications or additions to this Agreement shall be binding unless in writing and signed by both parties. In the event any provision in this Agreement is held to be invalid, void, or unenforceable, all other provisions of the Agreement shall, nonetheless, remain in full force and effect and shall in no way be effected, impaired, or invalidated. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

12. The terms of this Agreement shall be interpreted in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The parties hereto: (i) agree that any dispute shall be heard in and by state or federal court located within the Southern District of New York; (ii) hereby waive any objection to jurisdiction of said courts with respect to any action instituted against them as provided herein; and (iii) agree not to assert any defense based on lack of jurisdiction. Each party hereto also waives personal service of any and all process upon it and consents that all such service of process shall be made by certified mail directly to said party at the address set forth below the signature of each part's authorized representative.



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13. This Agreement constitutes the entire agreement between the parties and supercedes all prior understandings, and any memoranda of understanding with respect to the subject matter hereof.

14. Any fee payable to the Company hereunder shall be reduced by an amount equal to any fee or other remuneration directly or indirectly paid or payable to the Finder by the party to the Transaction other than the Company or any affiliates of such other party.

15. It is understood that the Finder is an independent contractor and shall not be considered (as the agent of the Company for any purposes whatsoever, and the Finder is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company's behalf, or to bind the Company in any manner or thing whatsoever.

16. This Agreement may not be assigned by either party without the consent of the other; provided that the Finder may assign to George Tabuas up to 20% of the Fee, if any, to which the Finder may become entitled.




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If the foregoing reflects your understanding of the terms of our agreement, please sign the duplicate copy of this letter and return it to me.

                                      Very truly yours,


                                      Interactive Systems Worldwide Inc.




                                      By:    /s/ Barry Mindes
                                             ---------------------------
                                             Name:   Barry Mindes
                                             Title:  Chairman and Chief
                                                     Executive Officer



                                             /s/ Brandon Ross
                                             ---------------------------
                                             Brandon Ross




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